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                                                                   Exhibit 99.H9

                                  SCHEDULE A
  to the Administration Agreement with Miller Anderson & Sherrerd, LLP, dated
                                January 3, 1996
                            as amended May 25, 2000

                LISTING OF PORTFOLIOS SUBJECT TO THIS AGREEMENT
                -----------------------------------------------

               Advisory Foreign Fixed Income
               Advisory Foreign Fixed Income II
               Advisory Mortgage
               Balanced
               Balanced Plus
               Cash Reserves
               Domestic Fixed Income
               Equity
               Fixed Income
               Fixed Income II
               Global Fixed Income
               Growth
               High Yield
               Intermediate Duration
               International Fixed Income
               Limited Duration
               Mid Cap Growth
               Mid Cap Value
               Multi-Asset-Class
               Multi-Market Fixed Income
               Municipal
               NY Municipal
               Small Cap Growth
               Small Cap Value
               Special Purpose Fixed Income
               Strategic Small Value
               Targeted Duration
               Value
               Value II